Exhibit 8

Subsidiary (as of December 31, 2023)	Jurisdiction of Organization
Aços Laminados do Pará S.A.	Brazil
Atlantic Iron S.àr.l	Luxembourg
Base Metals International SA	Switzerland
Bionow S.A.	Brazil
BM International S.A.	Switzerland
Circlua S.A.	Brazil
CMM Overseas S.A.	Switzerland
Co-Log Logística de Coprodutos S.A.	Brazil
Companhia Portuaria Baia de Sepetiba	Brazil
Companhia Usina Tecpar	Brazil
Docepar S.A.	Brazil
Eastern Star Resources Pty	Australia
Florestas Rio Doce S.A.	Brazil
Larco Ltd	Cayman
Mediterranean Iron Ltd.	Malta
Mineração Guanhães Ltda.	Brazil
Mineração Onça Puma S.A.	Brazil
Minerações Brasileiras Reunidas S.A. - MBR	Brazil
Monticello Insurance Pte. Ltd.	Singapore
PT Bahodopi Nickel Smelting Indonesia	Indonesia
PT Sumbawa Timur Mining	Indonesia
PT Vale Eksplorasi Indonesia	Indonesia
PT Vale Indonesia Tbk	Indonesia
Railvest Investments Inc	Canada
Rio Doce Australia Pty Ltd	Australia
Salobo Metais S.A.	Brazil
Seamar Shipping Corporation	Liberia
Startec Iron LLC	USA
Tecnored Desenvolvimentos Tecnológicos S.A.	Brazil
Tecnored Marabá S.A.	Brazil
Vale Americas Inc	USA
Vale Asia Kabushiki Kaisha	Japan
Vale Base Metals Asia Pacific Pte. Ltd	Singapore
Vale Base Metals Limited	United Kingdom
Vale Canada Ltd	Canada
Vale Carbono Ltda	Brazil
Vale Emirates Ltd.	United Arab Emirates
Vale Energia S.A	Brazil
Vale Energy Transition Metals Québec Inc.	Canada
Vale Europe Limited	England

Vale Europe Pension Trustees Limited	England
Vale Exploracion Argentina S.A.	Argentina
Vale Logística de Argentina S.A.	Argentina
Vale Exploraciones Chile	Chile
Vale Exploration Peru SAC	Peru
Vale Fertilizer Netherlands B.V.	Netherlands
Vale Holdings B.V.	Netherlands
Vale Holdings BV, Switzerland Branch	Switzerland
Vale Inco Europe Holdings	England
Vale India Private Limited	India
Vale International SA, DIFC Branch	United Arab Emirates
Vale International SA, Malaysia Branch	Malaysia
Vale International SA, Singapore Branch	Singapore
Vale International SA	Switzerland
Vale Investments SA	Switzerland
Vale Iron Solutions LLC	USA
Vale Japan Ltd.	Japan
Vale Logística de Uruguay S.A	Uruguay
Vale Malaysia Minerals Sdn. Bhd.	Malaysia
Vale Malaysia Sdn. Bhd.	Malaysia
Vale Manganês S.A	Brazil
Vale Mauritius Limited	Mauritius
Vale Metals (Shanghai) Co.,Ltd	China
Vale Minerals China Co. Ltd	China
Vale Newfoundland & Labrador Ltd.	Canada
Vale Oman Distribution Center LLC	Oman
Vale Oman Pelletizing Company LLC	Oman
Vale Overseas Ltd.	Cayman
Vale Power SA	Switzerland
Vale Shipping Holding Pte. Ltd	Singapore
Vale Soluções em Energia S.A	Brazil
Vale Switzerland SA	Switzerland
Vale Taiwan Limited	Taiwan
Vale Technology Development (Canada) Ltd	Canada
Vale USA LLC	USA
Vale Ventures Americas LLC	USA
Vale Zambia Limited	Zambia
Vale Projectos e Desenvolvimento Moçambique Ltd	Mozambique
Vale Evate Moçambique Ltd.	Mozambique
Sociedade de Desenvolvimento de Estudos e Implantação do Corredor de Nacala Ltd.	Mozambique